EXHIBIT 10.21



                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                              SILICON VALLEY BANK,

                               COMERICA BANK-TEXAS

                                       AND

                                VTEL CORPORATION


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                                TABLE OF CONTENTS

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
R E C I T A L S...................................................................................................1

AGREEMENT.........................................................................................................1

1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting and Other Terms.....................................................................11

2.       LOAN AND TERMS OF PAYMENT...............................................................................11
         2.1      Credit Extensions..............................................................................11
                  2.1.1    Advances..............................................................................12
                  2.1.2    Letters of Credit.....................................................................12
                  2.1.3    Foreign Exchange Contract; Foreign Exchange Settlements...............................14
         2.2      Overadvances...................................................................................16
         2.3      Interest Rates, Payments, and Calculations.....................................................17
         2.4      Crediting Payments.............................................................................19
         2.5      Fees...........................................................................................19
         2.6      Additional Costs...............................................................................20
         2.7      Term...........................................................................................21
         2.8      Pro Rata Treatment.............................................................................21
         2.9      Sharing of Payments, etc.......................................................................22

3.       CONDITIONS OF LOANS.....................................................................................23
         3.1      Conditions Precedent to Initial Credit Extension...............................................23
         3.2      Conditions Precedent to all Credit Extensions..................................................23

4.       CREATION OF SECURITY INTEREST...........................................................................24
         4.1      Grant of Security Interest.....................................................................24
         4.2      Delivery of Additional Documentation Required..................................................24
         4.3      Right to Inspect...............................................................................24
         4.4      Single Loan....................................................................................25

5.       REPRESENTATIONS AND WARRANTIES..........................................................................25
         5.1      Due Organization and Qualification.............................................................25
         5.2      Due Authorization; No Conflict.................................................................25
         5.3      No Prior Encumbrances..........................................................................25
         5.4      Bona Fide Eligible Accounts....................................................................25
         5.5      Merchantable Inventory.........................................................................25
         5.6      Name; Location of Chief Executive Office.......................................................25
         5.7      Litigation.....................................................................................26
         5.8      No Material Adverse Change in Financial Statements.............................................26

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         5.9      Solvency.......................................................................................26
         5.10     Regulatory Compliance..........................................................................26
         5.11     Environmental Condition........................................................................26
         5.12     Taxes..........................................................................................27
         5.13     Subsidiaries...................................................................................27
         5.14     Government Consents............................................................................27
         5.15     Full Disclosure................................................................................27
         5.16     Intellectual Property..........................................................................27
         5.17     No Subordinated Debt...........................................................................27
         5.18     Year 2000 Reprogramming........................................................................27

6.       AFFIRMATIVE COVENANTS...................................................................................28
         6.1      Good Standing..................................................................................28
         6.2      Government Compliance..........................................................................28
         6.3      Financial Statements, Reports, Certificates....................................................28
         6.4      Inventory; Returns.............................................................................29
         6.5      Taxes..........................................................................................29
         6.6      Insurance......................................................................................30
         6.7      Quick Ratio....................................................................................30
         6.8      Debt-Tangible Net Worth Ratio..................................................................30
         6.9      Tangible Net Worth.............................................................................31
         6.10     Profitability..................................................................................31
         6.11     Registration of Intellectual Property Rights...................................................31
         6.12     Lockbox Account................................................................................32
         6.13     ERISA..........................................................................................32
         6.14     Year 2000 Compliance...........................................................................33
         6.15     Notice of Events...............................................................................33
         6.16     Further Assurances.............................................................................33

7.       NEGATIVE COVENANTS......................................................................................33
         7.1      Dispositions...................................................................................33
         7.2      Changes in Business, Ownership,  Management, or Chief Executive Office.........................34
         7.3      Mergers or Acquisitions........................................................................34
         7.4      Indebtedness...................................................................................34
         7.5      Encumbrances...................................................................................34
         7.6      Distributions..................................................................................34
         7.7      Investments....................................................................................34
         7.8      Transactions with Affiliates...................................................................35
         7.9      Subordinated Debt..............................................................................35
         7.10     Inventory......................................................................................35
         7.11     Compliance.....................................................................................35
         7.12     Intellectual Property Agreement................................................................35
         7.13     Foreign Assets.................................................................................35
         7.14     ERISA Compliance.         .....................................................................36



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8.       EVENTS OF DEFAULT.......................................................................................36
         8.1      Payment Default................................................................................36
         8.2      Covenant Default...............................................................................36
         8.3      Material Adverse Change........................................................................37
         8.4      Attachment.....................................................................................37
         8.5      Insolvency.....................................................................................37
         8.6      Other Agreements...............................................................................37
         8.7      Subordinated Debt..............................................................................37
         8.8      Judgments......................................................................................37
         8.9      Misrepresentations.............................................................................37
         8.10     ERISA..........................................................................................38

9.       SERVICING AGENT'S AND LENDERS' RIGHTS AND REMEDIES......................................................38
         9.1      Rights and Remedies............................................................................38
         9.2      Power of Attorney..............................................................................39
         9.3      Accounts Collection............................................................................40
         9.4      Lenders' Expenses..............................................................................40
         9.5      Lenders' Liability for Collateral..............................................................40
         9.6      Remedies Cumulative............................................................................40
         9.7      Demand; Protest................................................................................41

10.      NOTICES.................................................................................................41

11.      CHOICE OF LAW AND VENUE.................................................................................42

12.      PARTICIPATION...........................................................................................42
         12.1     Participation Interest.........................................................................42
         12.2     No Obligation..................................................................................42

13.      THE SERVICING AGENT.....................................................................................43
         13.1     Appointment, Powers and Immunities.............................................................43
         13.2     Representations and Warranties:  No Responsibility for Inspection..............................44
         13.3     Reliance by Servicing Agent....................................................................44
         13.4     Delegation of Duties...........................................................................45
         13.5     Right to Indemnity.............................................................................45
         13.6     Resignation and Appointment of Successor Servicing Agent.......................................45
         13.7     Conflicts......................................................................................46
         13.8     No Obligations of Borrower.....................................................................46
         13.9     Amendments in Writing; Integration.............................................................46

14.      GENERAL PROVISIONS......................................................................................47
         14.1     Successors and Assigns.........................................................................47
         14.2     INDEMNIFICATION................................................................................47
         14.3     Time of Essence................................................................................47
         14.4     Severability of Provisions.....................................................................47

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         14.5     Counterparts...................................................................................47
         14.6     Survival.......................................................................................47
         14.7     Confidentiality................................................................................48
         14.8     WAIVER OF JURY TRIAL...........................................................................48
         14.9     NOTICE OF FINAL AGREEMENT......................................................................48
                           EXHIBIT A............................................................................A-1
                           EXHIBIT B............................................................................B-1
                           EXHIBIT C............................................................................C-1
                           EXHIBIT D............................................................................D-1
                           EXHIBIT E............................................................................E-1

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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of May 5, 1999, by and among SILICON VALLEY BANK, a California-chartered bank on its own behalf ("SVB"), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 9020 Capital of Texas Highway North, Building 1, Suite 350, Austin, Texas 78759, COMERICA BANK-TEXAS, a Texas state banking association ("Comerica") with an address of 1601 Elm Street, Dallas, Texas 75201, P.O. Box 650282, Dallas, Texas 75265-0282, as assignee and transferee of Chase Bank of Texas, National Association f/k/a Texas Commerce Bank National Association ("Chase") (each of SVB in its capacity as a lender, but not as an agent, and Comerica individually a "Lender" and collectively "Lenders"), VTEL CORPORATION, a Delaware corporation ("Borrower"), with its principal place of business at 108 Wild Basin Road, Austin, Texas 78746, and SVB, as Servicing Agent for the Lenders ("Servicing Agent").


                                 R E C I T A L S
                                 ---------------

     SVB, Chase and Borrower entered into that certain Loan and Security Agreement and Schedules relating thereto dated as of December 4, 1997, as amended by that certain First Amendment dated as of October 31, 1998, as further amended by that certain Second Amendment dated to be effective October 31, 1998, as further amended by that certain Third Amendment dated to be effective January 31, 1999 ("Original Loan Agreement") whereby SVB, Chase and Borrower set forth the terms and conditions under which SVB and Chase would extend certain credit to Borrower and whereby Borrower would repay amounts owing to SVB and Chase.
Chase has transferred all of its right, title and interest in and to the Original Loan Agreement to Comerica. SVB, Comerica and Borrower desire to amend and restate the Original Loan Agreement to properly reflect certain changed terms and conditions with respect to SVB's and Comerica's extension of credit to Borrower and Borrower's repayment of amounts to SVB and Comerica. Accordingly, the Original Loan Agreement is hereby amended and restated in its entirety to hereafter read as follows:

                                    AGREEMENT
                                    ---------

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION
                  ----------------------------

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                           "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.


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                           "Advance" or "Advances"  means a loan  advance  under
the Committed Revolving Line.

                           "Affiliate" means,  with respect  to any  Person, any
Person that owns or controls directly or indirectly such Person, or any Person that controls or is controlled by or is under common control with such Person (whether by contract, ownership of voting securities or otherwise).

                           "Borrower's Books" means all  of Borrower's books and
records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "Borrowing Base"  means an  amount  equal  to  eighty
percent (80%) of Eligible Accounts, as determined with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                           "Business Day"  means (i)  any  day  that  is  not  a
Saturday, Sunday, or other day on which banks in the State of Texas or the State of California are authorized or required to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on any U.S. Dollar Advance which bears interest by reference to an interbank offering rate and any Advance made in a currency other than U.S. Dollars, any day which is a Business Day described in clause (i) and which is also a day on which commercial banks are open for international business (including dealings in the currency in which such Advance is denominated) in the location of the relevant interbank market and the place where such funds are to be paid or made available.

                           "Closing Date" means the date of this Agreement.

                           "Collateral" means the  property described on Exhibit
A attached hereto, excluding (i) any interests in that agreement entitled "Wild Basin Net Proceeds Agreement" dated March 11,1998, (ii) any interests in that agreement entitled "Waterford: Memorandum of Net Profits Agreement" dated June 15, 1994, and (iii) any interest in the capital stock of Accord Video Telecommunications Ltd.

                           "Commitment" means, with  respect to each Lender, the
amounts set forth in the Addendum to Agreement attached hereto and "Commitments" means, with respect to each Lender or each facility hereunder, as the case may be, all such amounts collectively, as each may be amended from time to time.

                           "Commitment Percentage" means,  as to any Lender, for
any credit facility hereunder, the percentage equivalent of such Lender's Commitment for such facility divided by the aggregate amount of all Commitments under such facility.

                           "Committed Revolving  Line" means  a credit extension
of up to Twenty Million and No/100 Dollars ($20,000,000.00).


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                           "Contingent  Obligation"  means,  as  applied  to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Copyrights"  means,  any  and  all copyright rights,
copyright applications, copyright registrations and like protections of the Borrower in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held by Borrower.

                           "Credit Extension"  means  each  Advance,  Letter  of
Credit (including all issued but undrawn and drawn but unreimbursed Letters of Credit), Letter of Credit Reserve, Exchange Contract, Foreign Exchange Reserve or any other extension of credit by Lenders for the benefit of Borrower hereunder.

                           "Current Assets"  means, as  of any  applicable date,
all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                           "Current Liabilities"  means, as  of  any  applicable
date, all Indebtedness and other amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, but excluding Subordinated Debt and any Indebtedness that is otherwise included in Current Liabilities in accordance with GAAP, but which is renewable or extendable at the option of Borrower to a date more than one year from the date of determination.

                           "Eligible Accounts" means  those Accounts of Borrower
(and not any of its Subsidiaries) that arise in the ordinary course of Borrower's business, that Servicing Agent has been granted a first priority Lien against for the benefit of Lenders, and that comply with all of Borrower's representations and warranties to Servicing Agent and Lenders set forth in
Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Servicing Agent and Requisite Lenders in their reasonable judgement upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Requisite Lenders, in writing, Eligible Accounts shall not include the following:

                           (a)      Accounts that the  account debtor has failed
to pay within ninety (90) days of invoice date;


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                           (b)      Accounts with respect  to an account debtor,
including Affiliates, twenty-five percent (25%) or more of whose Accounts the account debtor (or its Affiliates, as applicable), has failed to pay within ninety (90) days of invoice date, except for those Accounts listed on the Schedule and as approved in writing by Servicing Agent and Requisite Lenders;

                           (c)      Accounts with respect  to an account debtor,
including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts of Borrower, but only to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Servicing Agent and Requisite Lenders;

                           (d)      Accounts with  respect to  which the account
debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                           (e)      Accounts with  respect to  which the account
debtor is (a) the United States government or any department, agency, or instrumentality thereof, or (b) a state or local governmental entity or any department, agency, or instrumentality thereof which requires compliance with such state's or local governmental entity's laws with respect to the assignment of claims or accounts receivable in order for Servicing Agent to obtain a valid, perfected, first-priority security interest in such Account; provided, however, upon compliance with such laws and the valid assignment of such Account, such Account shall be an Eligible Account;

                           (f)      Accounts which are  the subject  of any dis-
pute or which could reasonably be deemed to result in set-off but only to the extent of the amount in dispute or subject to set-off;

                           (g)      Accounts with  respect to  which  goods  are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional, sometimes referred to as "contra" accounts;

                           (h)      Accounts  with respect  to which the account
debtor is an Affiliate, officer, employee, or agent of Borrower;

                           (i)      Accounts with  respect to  which the account
debtor disputes liability or makes any claim with respect thereto as to which Servicing Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                           (j)      Accounts the  collection of  which Servicing
Agent or any Lender in good faith reasonably determines after reasonable inquiry to be doubtful by reason of the account debtor's financial condition.

                           "Eligible  Foreign   Accounts"  means  Accounts  with
respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer, satisfactory to Servicing Agent and Requisite Lenders less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Servicing Agent

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or any Lender or in favor of Servicing Agent or any Lender as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Servicing Agent and Requisite Lenders; or (3) that all Lenders approve on a case-by-case basis.

                           "Equipment" means all  present and future  machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                           "ERISA" shall  mean  the Employee  Retirement  Income
Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

                           "ERISA Affiliate"  shall mean  any trade  or business
(whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

                           "Federal Funds  Effective Rate"  shall mean,  for any
day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Servicing Agent from three Federal funds brokers of recognized standing selected by it.

                           "Foreign Accounts"  means Accounts  with  respect  to
which the account debtor does not have its principal place of business in the United States.

                           "GAAP" means generally accepted accounting principles
as in effect in the United States from time to time.

                           "Guarantor" means any  present or future guarantor of
the Obligations.

                           "Indebtedness"  means   (a)  all   indebtedness   for
borrowed money or the deferred purchase price of property or services, including, without limitation, reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all Indebtedness and obligations secured by any Lien on any property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of such Indebtedness or obligation.

                           "Intellectual   Property"   means   (a)   Copyrights,
Trademarks, Patents, and Mask Works of Borrower, (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held by Borrower, (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held by Borrower, (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual

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property rights identified above, (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights, (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works and (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                           "Insolvency   Proceeding"    means   any   proceeding
commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                           "Investment" means any  beneficial ownership (includ-
ing stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the  Internal Revenue Code  of  1986,  as
amended, and the regulations thereunder.

                           "Lenders' Expenses"  means all  reasonable  costs  or
expenses (including reasonable attorneys' fees and expenses) incurred by the Servicing Agent, SVB, and Comerica, or any one or more of them in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Servicing Agent's and each Lender's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                           "Letter  of  Credit"  means  a  letter  of  credit or
similar undertaking issued by Issuing Lender pursuant to Section 2.1.2.

                           "Letter of Credit Reserve"  has the meaning set forth
in Section 2.1.2.

                           "LIBOR Supplement"  means the  Amended  and  Restated
LIBOR Supplement to Agreement of even date herewith by and among Lenders, Borrower and Servicing Agent as the same may be in effect from time to time.


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                           "Lien" means  any  mortgage,  lien,  deed  of  trust,
charge, pledge, security interest or other encumbrance.

                           "Loan Documents" means, collectively, this Agreement,
any note or notes that may be executed by Borrower in favor of Servicing Agent or any Lender pursuant to this Agreement, and any other present or future agreement entered into by and among Borrower and/or for the benefit of all of the Lenders in connection with this Agreement, all as amended, extended or restated from time to time.

                           "Mask Works" means  all mask work  or  similar rights
available for the protection of semiconductor chips, now owned or hereafter acquired by Borrower;

                           "Material Adverse Effect"  means a  material  adverse
effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                           "Maximum Lawful  Rate"  means  the  maximum  rate  of
interest and the term "Maximum Lawful Amount" means the maximum amount of interest that are permissible under applicable state or federal law for the type of loan evidenced by the Loan Documents. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Agreement, then the new Maximum Lawful Rate shall be applicable to the payments provided for hereunder from the effective date thereof, unless otherwise prohibited by applicable law.

                           "Negotiable  Collateral"   means  all  of  Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                           "Net Income" means, as to Borrower and its Subsidiar-
ies on a consolidated basis and for any period, the net income (or loss) after tax for such period without giving effect to any extraordinary gain or gains as determined in accordance with GAAP.

                           "Obligations" means all  debt,  principal,  interest,
Lenders' Expenses and other amounts owed to any Lender or Servicing Agent by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that all of the Lenders or Servicing Agent may have obtained by assignment or otherwise.

                           "Other Obligor" shall mean  any entity or individual,
including, without limitation, any Guarantor, who (i) is obligated to pay any Credit Extension or any other Obligation, or (ii) otherwise is or becomes obligated to pay any Credit Extension or any other Obligation (for example, as cosigner or guarantor), or (iii) has pledged property as security for payment of any Credit Extension or any other Obligation.

                           "PBGC" shall mean the Pension Benefit Guaranty Corpo-
ration.

                           "Patents" means, all patents, patent applications and
like protections of Borrower including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                           "Payment  Date"  means  (a)  for  Prime  Rate  Credit
Extensions, the last day of each calendar month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date; and (b) for LIBOR rate Credit Extensions, at the end of the applicable Interest Period (as defined in the LIBOR Supplement).

                           "Permitted Indebtedness" means:

                           (a)      Indebtedness of Borrower in favor of Lenders
or Servicing Agent (but not SVB or Comerica individually in its capacity as a lender) arising under this Agreement or any other Loan Document;

                           (b)      Indebtedness existing  on the  Closing  Date
and disclosed in the Schedule;

                           (c)      Subordinated Debt;

                           (d)      Indebtedness to trade  creditors incurred in
the ordinary course of business;

                           (e)      Indebtedness secured by Permitted Liens;

                           (f)      Capital lease  obligations  incurred  in the
ordinary course of business not to exceed Three Million and No/100 Dollars ($3,000,000.00) in the aggregate for each fiscal year of Borrower (inclusive of any sale-leaseback leases permitted under Section 7.1 hereof);

                           (g)      Operating lease  obligations incurred in the
ordinary course of business not to exceed (i) Three Million and No/100 Dollars ($3,000,000.00) in the aggregate for Borrower's fiscal quarters ending April 30, 1999 and July 31, 1999; (ii) Six Million and No/100 ($6,000,000.00) in the
aggregate for Borrower's fiscal year ending July 31, 2000 and (iii) Three Million and No/100 ($3,000,000.00) in the aggregate for Borrower's fiscal quarters ending October 31, 2000 and January 31, 2001;

                           (h)      Research and development funding advanced by
third parties not to exceed Five Million and No/100 Dollars ($5,000,000.00) in the aggregate incurred after the date of this Agreement;

                           (i)      Letters  of  credit  issued  in the ordinary
course of Borrower's business by any financial institution (in addition to Letters of Credit issued under the terms of Section 2.1.2 of this Agreement) for the account of Borrower not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate outstanding at any time; and

                           (j)      Extensions of  any of  items (a) through (i)
above, provided that with respect to the items set forth in (b) through (i) above, the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

                           "Permitted Investment" means:

                           (a)      Investments  existing  on  the  Closing Date
disclosed in the Schedule;

                           (b)      (i)  marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any State or any agency or instrumentality thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than two (2) years from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than two (2) years from the date of investment therein issued by SVB or Comerica and (iv) Investments consistent with Borrower's January 18, 1996 Cash Portfolio Investment Policy;

                           (c)      Investments by Borrower in any Subsidiary of
Borrower permitted under Section 7.13 hereof; and

                           (d)      Other Investments  not otherwise  prohibited
herein aggregating in excess of not more than One Million and No/100 Dollars ($1,000,000.00) at any one time.

                           "Permitted Liens" means the following:

                           (a)      Any Liens existing  on the  Closing Date and
disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                           (b)      Liens for taxes,  fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP;

                           (c)      Liens incidental to  the conduct of business
or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, (i) is being contested in good faith by appropriate actions or proceedings, (ii) adequate reserves therefor have been set-up on the financial statements of Borrower in accordance with GAAP and (iii) such Liens shall not cause interference in any material respect with the ordinary conduct of the business of Borrower;

                           (d)      Liens securing  capital  lease  obligations;
provided, that (i) the Indebtedness secured by any such Lien is incurred under clause (f) of the definition of Permitted Indebtedness and (ii) any such Lien encumbers only those assets so leased;

                           (e)      Liens securing operating  lease obligations;
provided, that (i) the Indebtedness secured by any such Lien is incurred under clause (g) of the definition of Permitted Indebtedness and (ii) any such Lien encumbers only those assets so leased; and

                           (f)      Liens incurred in connection with the exten-
sion, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (a) through (e) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

                           "Person" means  any individual,  sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "Plan" shall  mean any  plan subject  to Title  IV of
ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations," as such term is defined in the Code, of which the Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

                           "Prime Rate" means the variable rate of interest, per
annum, quoted in The Wall Street Journal, under the section "Money Rates" as the "Prime Rate", which rate may not be the lowest, best or most favorable rate of interest which SVB, Comerica, or any other Lender may charge on loans to its customers. In the event that more than one prime rate is quoted in The Wall Street Journal, the highest quoted prime rate will be used as the Prime Rate. If The Wall Street Journal ceases publication or if it ceases quoting or publishing the "prime rate", Servicing Agent on behalf of Lenders will choose a new reference or index which is based upon comparable information (that is, an average of leading money center banks' prime rates).

                           "Quick Assets" means, as  of any applicable date, the
consolidated cash, cash equivalents, accounts receivable net of contras and GAAP required reserves, and Permitted Investments with maturities not to exceed one
(1) year, of Borrower and its Subsidiaries, all as determined in accordance with GAAP.

                           "Reportable Event"  shall mean  a Reportable Event as
defined in Section 4043(b) of ERISA.

                           "Requisite Lenders" means,  at any time, Lenders then
holding at least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of all Advances then outstanding or, if no Advances are then outstanding, Lenders then having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate Commitments; provided, that in the event there shall be only two Lenders, both of such Lenders.

                           "Responsible Officer"  means each of the Chief Execu-
tive Officer, the Chief Operating Officer, the Chief Financial Officer and the Treasurer of Borrower.

                           "Revolving Maturity Date" means May 4, 2001.

                           "Schedule" means the  schedule of exceptions attached
hereto, if any.

                           "Servicing Agent"  means SVB,  not in  its individual
capacity, but solely in its capacity as agent for certain loan servicing functions as detailed herein, on behalf of and for the benefit of Lenders, and any successor agent as provided herein from time to time.

                           "Subordinated  Debt"  means   any  debt  incurred  by
Borrower that is subordinated to the debt owing by Borrower to Lenders and Servicing Agent on terms acceptable to Requisite Lenders and Servicing Agent (and identified as being such by Borrower and the Requisite Lenders).

                           "Subsidiary" means  with respect  to any  Person, any
corporation, partnership, company, association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                           "Tangible Net Worth" means as of any applicable date,
the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses, except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                           "Total Liabilities" means  as of any applicable date,
any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower, but specifically excluding Subordinated Debt.

                           "Trademarks"  means  any  trademark  and  servicemark
rights of Borrower, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

                  1.2 Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including" and "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

         2.       LOAN AND TERMS OF PAYMENT

                  2.1 Credit Extensions. In accordance with the terms hereof, Borrower promises to pay to Servicing Agent for the account of each Lender, in lawful money of the United States of

America, the aggregate unpaid principal amount of all Credit Extensions made by Servicing Agent and Lenders to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates and at times in accordance with the terms hereof.

                           2.1.1    Advances. (a)  Subject to and upon the terms
and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally agrees to make its Commitment Percentage of Advances to Borrower up to the amount of such Lender's respective Commitment; provided that the aggregate outstanding amount of all Advances shall not exceed at any one time (i) the lesser of the Committed Revolving Line and the Borrowing Base, minus (ii) the then outstanding principal balance of all Credit Extensions. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

                                    (b)  The  Committed  Revolving   Line  shall
terminate on the Revolving  Maturity Date, at which time all Advances under this
Section 2.1.1 and other amounts due under this Agreement shall be immediately due and payable.

                                    (c)  To  evidence   the  Credit  Extensions,
Borrower shall execute and deliver to each Lender a note ("Revolving Note") in the original principal amount of such Lender's respective Commitment in the form of Exhibit E attached hereto.

                           2.1.2    Letters of Credit.

                                    (a)     Subject to the  terms and conditions
of this Agreement, from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Lenders agree to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line and the Borrowing Base minus (ii) the then outstanding principal balance of all Credit Extensions; provided that the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any event exceed Five Million and No/100 Dollars ($5,000,000.00) in the aggregate at any time. For purposes of this Agreement, the amount outstanding under a Letter of Credit shall include the face amount of such Letter of Credit, whether such Letter of Credit is issued but undrawn or drawn but unreimbursed, and any Letter of Credit Reserve relating thereto. Each Letter of Credit shall have an expiry date no later than the Revolving Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to the Lender issuing the Letter of Credit (the "Issuing Lender") and the other Lenders and shall be subject to the terms and conditions of the Issuing Lender's form of standard application and Letter of Credit agreement, which shall provide, in addition to an administrative fee of not more than one-sixteenth of one percent (0.0625%) of the face amount of the Letter of Credit payable to Issuing Lender only, for a Letter of Credit fee of not more than four-tenths of one percent (0.40%) of the face amount of the Letter of Credit payable to Servicing Agent, on behalf of the Issuing Lender and the other Lenders, as more fully set forth in such Letter of Credit Agreement. Each Lender agrees that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. NEITHER THE ISSUING LENDER NOR ANY OF ITS AFFILIATES,

CORRESPONDENTS, PARTICIPANTS OR ASSIGNEES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS OR EMPLOYEES, SHALL BE LIABLE TO ANY OTHER LENDER FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN UNLESS SUCH ACTION OR OMISSION CONSTITUTES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                    (b)     The obligation of Borrower to immed-
iately reimburse the Issuing Lender for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Letter of Credit agreement and such Letters of Credit, under all circumstances whatsoever. BORROWER SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD SERVICING AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL LOSS, COST, EXPENSE OR LIABILITY, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, ARISING OUT OF OR IN CONNECTION WITH ANY LETTERS OF CREDIT, OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

                                    (c)     Borrower  may  request  that Issuing
Lender issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, the Issuing Lender shall notify Lenders and Lenders shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in Austin, Texas for sales of that other currency for cable transfer to the country of which it is the currency.

                                    (d)     Upon the issuance  by any  Lender of
any Letter of Credit payable in a currency other than United States Dollars, such Lender shall create a reserve under the Committed Revolving Line for Letters of Credit ("Letter of Credit Reserve") against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Lender from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                                    (e)     Simultaneously   with   any  Issuing
Lender's issuance and delivery of any Letter of Credit, such Issuing Lender shall be deemed, without further action, to have sold to each other Lender, and such other Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Lender, a participation interest (which participation shall be nonrecourse to such Issuing Lender) equal to such other Lender's Commitment Percentage at such time in such Letter of Credit and all of the Obligations related to such Letter of Credit; provided, that no such Lender shall be obligated to participate in a particular Letter of Credit if such Letter of Credit was issued or honored solely as a result of such Issuing Lender's gross negligence or willful misconduct. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit, as well as its obligation to make the payments specified in this Section 2.1.2 and the right of such Issuing Lender to receive the same in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                    (f)     The  applicable Issuing Lender shall
review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit issued by such Issuing Lender. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in conformity with the terms and conditions of such Letter of Credit, such Issuing Lender shall make the appropriate payment to the beneficiary of such Letter of Credit. Such Issuing Lender shall give telephonic or facsimile notice to the Lenders of the receipt and amount of any draft presented under any Letter of Credit and the date on which payment thereon will be made, and each of the Lenders shall, by 2:00 p.m. Central Time on the date such payment is to be made under such Letter of Credit, pay to such Issuing Lender in immediately available funds, an amount equal to the product of (A) such Lender's Commitment Percentage times (B) the amount of such payment to be made by the Issuing Lender to the beneficiary under such Letter of Credit. Any Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to the Issuing Lender as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Issuing Lender of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Issuing Lender harmless from liability and respect of, such Lender's pro rata share (based on such Lender's Commitment Percentage) of any amounts owing by such Lender to the Issuing Lender in accordance with the immediately preceding sentence. Nothing herein shall be deemed to require any Lender to pay to the Issuing Lender any amount as reimbursement for any payment made by the Issuing Lender to acquire (discount) for its own account prior to maturity thereof any acceptance created under a Letter of Credit.

                  2.1.3 Foreign Exchange Contract; Foreign Exchange Settlements.

                                    (a)     Subject to the  terms of this Agree-
ment, Borrower may enter into foreign exchange contracts with any Lender not to exceed in any event Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate at any time ("Contract Limit"), pursuant to which such Lender shall sell to or purchase from Borrower foreign currency on a spot or future basis ("Exchange Contracts"). Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Revolving Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts ("Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two Business Days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two Business Days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts.

                                    (b)     Any Lender  may, in  its discretion,
terminate the Exchange Contracts at any time (i) that an Event of Default occurs and is continuing or (ii) that there is not sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If any Lender terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse each Lender for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                                    (c)     Borrower shall not  permit the total
gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed on any one (1) Business Day to be more than Two Million and No/100 Dollars ($2,000,000.00) ("Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the lesser of the (i) Contract Limit and
(ii) lesser of (A) the Committed Revolving Line minus all outstanding Credit Extensions and (B) the Borrowing Base minus all outstanding Credit Extensions. Notwithstanding the above, however, the amount which may be settled on any one
(1) Business Day may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                  (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Servicing Agent and Lenders in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                  (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements on any one (1) Business Day, provided that Servicing Agent and Lenders, in their sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with the applicable Lender (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with the applicable Lender prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                                    (d)    In the case of Borrower's purchase of
foreign currency, Borrower in advance shall instruct Servicing Agent or the applicable Lender upon settlement either to treat the settlement amount as an Advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

                                    (e)     Borrower shall  execute all standard
form applications and agreements of the applicable Lender in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of the applicable Lender in connection with the Exchange Contracts.

                                    (f)     WITHOUT  LIMITING  ANY  OF THE OTHER
TERMS OF THIS AGREEMENT OR ANY SUCH STANDARD FORM APPLICATIONS AND AGREEMENT OF LENDERS OR SERVICING AGENT, BORROWER AGREES TO INDEMNIFY LENDERS AND SERVICING AGENT AND HOLD THEM HARMLESS, FROM AND AGAINST ANY AND ALL CLAIMS, DEBTS, LIABILITIES, DEMANDS, OBLIGATIONS, ACTIONS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES OF COUNSEL OF LENDERS' CHOICE), OF EVERY NATURE AND DESCRIPTION WHICH IT MAY SUSTAIN OR INCUR, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO ANY OF THE EXCHANGE CONTRACTS OR ANY TRANSACTIONS RELATING THERETO OR CONTEMPLATED THEREBY OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED

UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

                                    (g)     Simultaneously  with   any  Lender's
entering into with Borrower any Exchange Contract ("Applicable Lender"), such Applicable Lender shall be deemed, without further action, to have sold to each other Lender, and each such other Lender shall be deemed, without further action by any party hereto, to have purchased from such Applicable Lender, participation interest (which participation shall be nonrecourse to such Applicable Lender) equal to such other Lender's Commitment Percentage at such time in such Exchange Contract and all of the Obligations related to such Exchange Contract; provided, that no such Lender shall be obligated to participate in a particular Exchange Contract if such Exchange Contract was issued or honored solely as a result of such Applicable Lender's gross negligence or willful misconduct. Each Lender acknowledges and agrees that its obligation to acquire participations in each Exchange Contract, as well as its obligation to make the payments specified in this Section 2.1.3 and the right of such Applicable Lender to receive the same in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, the occurrence and continuance of an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                    (h)     The  Applicable Lender  with respect
to any Exchange Contract shall review, on behalf of the Lenders, all documents presented under such Exchange Contract. Promptly after it shall have ascertained that all accompanying documents presented under such Exchange Contract appear on their face to be in conformity with the terms and conditions of such Exchange Contract, such Applicable Lender shall effect delivery or allow settlement thereof. Such Applicable Lender shall give telephonic or facsimile notice to the Lenders of the amount and the date on which delivery is to be effected or settlement allowed, and each of the Lenders shall, by 2:00 p.m. Central Time on the date such delivery is to be effected or settlement allowed under such Exchange Contract, pay in immediately available funds, an amount equal to the product of (A) such Lender's Commitment Percentage times (B) the amount of such payment to be made by the Applicable Lender under such Exchange Contract. Any Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to the Applicable Lender as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Applicable Lender of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Applicable Lender harmless from liability and respect of, such Lender's pro rata share (based on such Lender's Commitment Percentage) of any amounts owing by such Lender to the Applicable Lender in accordance with the immediately preceding sentence.

                  2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower pursuant to Section 2.1.1, 2.1.2 and
2.1.3 of this Agreement is greater than the lesser of (i) the Committed Revolving Line and (ii) the Borrowing Base, Borrower shall immediately pay to Servicing Agent, in cash, for the ratable benefit of Lenders, the amount of such excess.

                  2.3      Interest Rates, Payments, and Calculations.

                           (a)      LIBOR Option/Interest  Rate.  Except  as set
forth in Section 2.3(b), any and all Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to, at Borrower's option and subject to the terms hereof, the Prime Rate plus one-half percent (0.5%) or the rate specified in the LIBOR Supplement.

                           (b)      Default Rate.  All  Obligations  shall  bear
interest, from and after the occurrence, and during the continuance, of an Event of Default, at the "Default Interest Rate." The Default Interest Rate shall be the interest rate applicable immediately prior to the occurrence of the Event of Default plus five (5) percentage points but in no event more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged or received by any Lender to exceed the Maximum Lawful Amount.

                           (c)      Payments.  Interest  hereunder  shall be due
and payable on each Payment Date. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                           (d)      Computation.

                                    (i)    Changes.  In the event the Prime Rate
is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.

                                    (ii)    Spreading of  Interest.  Because  of
the possibility of irregular periodic balances of principal, the fluctuating nature of the interest rate, or premature payment, the total interest that will accrue under this Agreement cannot be determined in advance. Lenders do not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lenders and Servicing Agent and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Lenders or Servicing Agent, with respect to the loan of money evidenced by the Loan Documents, shall be spread, prorated or allocated over the full period of time the Obligations are unpaid, including the period of any renewal or extension thereof. If the maturity of the Obligations is accelerated for any reason whether as a result of a lawsuit or an Event of Default or otherwise prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Obligations thereafter remain unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

                                    (iii)   Excess   Interest.     At   maturity
(whether by acceleration or otherwise) or on earlier final payment of the Obligations, each Lender shall compute the total amount of interest that has been contracted for, charged or received by such Lender or payable by Borrower hereunder to such Lender and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by such Lender. If such computation reflects that the total amount of interest that has been contracted for, charged or received by such Lender or payable by Borrower to such Lender exceeds the Maximum Lawful Amount, then such Lender shall apply such excess to the reduction of the principal balance owing to it and not to the payment of interest;

or if such excess interest exceeds the unpaid principal balance owing to such Lender, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Lenders so that under no circumstances shall the total interest contracted for, charged or received by any Lender exceed the Maximum Lawful Amount.

                                    (iv)    Daily Computation  of Interest.   To
the extent  permitted by applicable  law, the Lenders at their option may either
(i) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or (ii) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be). If the Loan Documents call for monthly payments, the Lenders at their option may determine the payment amount based on the assumption that each year has only 360 days and each month has 30 days. In no event shall Lenders compute the interest in a manner that would cause Lenders to contract for, charge or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount. The foregoing notwithstanding, all Lenders shall calculate per diem interest in the same manner at all times, and in no event shall the method of daily computation of interest vary between or among any of the Lenders.

                                    (v)     Revolving  Loan  Accounts  and Usury
Ceiling. In no event shall Chapter 346 of the Texas Finance Code, as supplemented by the Texas Credit Code ("Texas Finance Code") (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Agreement or Borrower's payment obligations hereunder. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Agreement, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

                           (e)      Borrowing Procedures.

                                    (i) Whenever Borrower  desires  an  Advance,
Borrower will notify Servicing Agent by facsimile transmission or telephone no later than 1:00 p.m. Central time, one (1) Business Day before the Business Day on which a Prime Rate Advance is to be made and 2:00 p.m. Central Time on the Business Day that is three (3) Business Days prior to the Business Day a LIBOR rate Advance is to be made. Servicing Agent shall promptly deliver such notice to the Lenders, and each Lender shall make its applicable Advance available on the proposed date thereof by paying such amount in immediately available funds not later than 2:00 p.m. Central Time to Servicing Agent. Any Lender failing to timely deliver its requisite portion of any such payment shall deliver the same to Servicing Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to Servicing Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. Each such notification by Borrower shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto or a LIBOR rate Advance Form as attached to the LIBOR Supplement. Servicing Agent is authorized to make Advances under this Agreement or under the LIBOR Supplement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Servicing Agent's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Servicing Agent and

Lenders shall be entitled to rely on any telephonic notice given by a person whom Servicing Agent or Lenders reasonably believe to be a Responsible Officer or a designee thereof, and BORROWER SHALL INDEMNIFY AND HOLD SERVICING AGENT AND THE LENDERS HARMLESS FROM AND AGAINST ANY DAMAGES OR LOSS SUFFERED BY SERVICING AGENT OR EITHER LENDER AS A RESULT OF SUCH RELIANCE OTHER THAN SUCH LOSSES, COSTS, EXPENSES OR LIABILITIES BASED UPON OR ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE SERVICING AGENT OR SUCH LENDER.

                                    (ii)    Whenever   Borrower    desires   the
issuance of a Letter of Credit, Borrower will notify the applicable Issuing Lender (and the Servicing Agent, if the Servicing Agent is not the applicable Issuing Lender) by facsimile transmission no later than 1:00 p.m. Central time, five (5) Business Days before the Business Day on which the Letter of Credit is to be issued. The applicable Issuing Lender shall promptly deliver such notice to the other Lenders and shall promptly confirm to the other Lenders the actual issuance of such requested Letter of Credit once issued.

                  2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Servicing Agent shall credit a wire transfer of funds, check or other item of payment paid by Borrower to Servicing Agent, when received, to such deposit account or Obligation as Borrower specifies. After the occurrence, and during the continuance, of an Event of Default, the receipt by Servicing Agent of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Servicing Agent or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Servicing Agent after 2:00 p.m. Central time shall be deemed to have been received by Servicing Agent as of the opening of business on the immediately following Business Day. Whenever any payment to Servicing Agent under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5 Fees. Borrower shall pay to Servicing Agent the following:

                           (a)      Facility Fee.

                  (i) A facility fee equal to One Hundred Thousand and No/100 Dollars ($100,000.00) which fee shall be fully earned and non-refundable and which shall be payable to Servicing Agent, for the pro rata benefit of the Lenders based on their respective Commitment Percentage, in four equal quarterly installments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) beginning on the date hereof and on August 5, 1999, November 5, 1999 and May 5, 2000.

                   (ii) On the last day of each February, May, August and November during the term through the Revolving Maturity Date, as well as on the Revolving Maturity Date, a fee equal to .375% of the Committed Revolving Line (based on actual days elapsed in a 360 day year) minus the average daily balance of all outstanding Advances for the preceding fiscal quarter (i.e., Borrower's quarters ending in January, April, July, and October); provided the amount of such fee shall be decreased by One Thousand One Hundred Twenty-Five and No/100 Dollars ($1,125.00) for the fiscal quarter ending April 30, 1999, July 31, 1999 and October 31, 1999 to properly reflect Borrower's current credit with SVB of Three Thousand Three Hundred Seventy-Five and No/100 Dollars ($3,375.00). Servicing Agent shall apportion the foregoing fees pro rata between Lenders based upon their respective Commitment Percentages, and SVB's portion of such fees shall be reduced by One Thousand One Hundred Twenty-Five and No/100 Dollars ($1,125.00) for the above described fiscal quarters to account for SVB's prior receipt of the foregoing monies from Borrower and to insure that each Lender receives it full .375% fee based on its respective Commitment Percentage.

                           (b)     Financial Examination and Appraisal Fees.  If
an Event of Default has occurred and is continuing, Borrower shall pay each Lender's customary fees and out-of-pocket expenses for Lenders' audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Servicing Agent or its agents or any Lender; provided, however, that the fees for the Lenders' audits of Borrower's Accounts prior to the occurrence of an Event of Default shall not exceed Two Thousand and No/100 Dollars ($2,000.00) per annum without the prior approval of Borrower. Provided further, if no Event of Default exists,
(i) all such audits conducted by Lenders at Borrower's expense shall be performed by one (1) audit team and shall not be conducted more often than once each calendar year, and (ii) all such other audits conducted by Servicing Agent or any Lender at the expense and cost of Servicing Agent or such Lender, as applicable, shall not be conducted more often than eleven (11) times during any calendar year. Any verification of any of Borrower's Accounts sent to any account debtor of Borrower while no Event of Default has occurred which is then continuing shall be on a form which is reasonably acceptable to Borrower and the Servicing Agent or the applicable Lender.

                           (c)     Lenders' Expenses. Upon demand from Servicing
Agent, including, without limitation, upon the date hereof, all Lenders' Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses (with respect to audit fees, such fees shall be subject to the limitation set forth in Section 2.5(b) above), and, after the date hereof, all Lenders' Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                  2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                           (a)     subjects Servicing Agent or any Lender to any
tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Servicing
Agent or such Lender imposed by the United States of America or any political subdivision thereof);

                           (b)      imposes,  modifies  or  deems applicable any
deposit insurance, reserve, special deposit, capital adequacy or similar requirement against assets held by, or deposits in or for the account of, or loans by, Servicing Agent or any Lender; or

                           (c)      imposes upon  Servicing Agent  or any Lender
any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Servicing Agent or such Lender, reduce the income receivable by or rate of return on capital of Servicing Agent or such Lender or impose any expense upon Servicing Agent or such Lender with respect to the Obligations, Servicing Agent or such Lender shall notify Borrower thereof. Borrower agrees to pay to Servicing Agent or such Lender the amount of such increase in cost, reduction in income or rate of return on capital or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Servicing Agent or such Lender of a statement of the amount and setting forth Servicing Agent's or such Lender's calculation thereof, all in reasonable detail, provided, however, that notwithstanding anything herein to the contrary, (a) Borrower shall not be the only borrower of such Lender subject to this type of provision which is requested to pay such amounts for the applicable period and (b) Borrower shall not be liable for any such costs incurred by such Lender more than one hundred eighty (180) days prior to the date of the applicable notice given hereunder.

                  2.7 Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 14.6, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, pursuant to and subject to Section 9.1 below, Lenders shall have the right to terminate their obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default with notice thereof to Borrower; provided however, if the Event of Default is an Insolvency Default, then the obligation to make Credit Extensions shall automatically terminate without notice of any kind. Notwithstanding termination of this Agreement, Servicing Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Borrower shall have the right to terminate this Agreement without premium or penalty with notice to Servicing Agent if there are no outstanding Obligations, which Obligations shall include, without limitation, and for purposes of clarification, all four installment payments of the facility fee set forth in Section 2.5(a)(i) above, owing to Servicing Agent or any Lender.

                  2.8      Pro Rata Treatment.

                           (a)      Except  to  the  extent  otherwise  provided
herein, (i) each Credit Extension from the Lenders hereunder shall be made and each payment of Obligations shall be made and applied for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders shall be applied, pro rata, according to each Lender's Commitment Percentage;
(ii) each payment or prepayment by the Borrower of principal of or interest on Advances shall be made to the Servicing Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Advances held by the Lenders; (iii) the Lenders (other than the Issuing Lender) shall purchase from the applicable Issuing Lender participations in the Letters of Credit, to the extent of their respective Commitment Percentage, upon issuance by an Issuing Lender of each Letter of Credit as otherwise provided for herein; and (iv) the Lenders (other than the Applicable Lender) shall purchase from the Applicable Lender participations in the applicable Exchange Contracts entered into by such Applicable Lender, to the extent of their respective Commitment Percentage, upon such Applicable Lender entering into an Exchange Contract as otherwise provided for herein.

                           (b)      Unless the Servicing  Agent shall have  been
notified in writing by any Lender prior to the date of a proposed Advance that such Lender will not make the amount that would constitute such Lender's Commitment Percentage of such Advance on such date available to the Servicing Agent, the Servicing Agent may assume that such Lender has made such amount available to the Servicing Agent on such date, and the Servicing Agent may, in reliance upon such assumption and subject to the terms and conditions of this Agreement, make such amount available to the Borrower. Any Lender failing to timely deliver its requisite portion of such Advance shall deliver the same to the Servicing Agent as soon as possible thereafter, together with interest on such amount for each day from the due date for such payment to the date of payment by such Lender to the Servicing Agent of such amount at a rate of interest per annum equal to the Federal Funds Effective Rate for such period. In addition, the Borrower hereby agrees that upon demand by the Servicing Agent, the Borrower shall reimburse the Servicing Agent for any such amount which any Lender has failed to timely deliver to the Servicing Agent, but which the Servicing Agent may have previously made available to the Borrower in accordance with the other provisions of this Section 2.8(b). If a requested Advance shall not occur on any date specified by the Borrower as set forth in the Payment/Advance Form because all of the conditions for such Advance set forth herein or in any of the other Loan Documents shall have not been met, the Servicing Agent shall return the amounts so received from the Lenders in respect of such requested Advance to the applicable Lenders as soon as practicable.

                  2.9 Sharing of Payments, etc. Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled after the occurrence of an Event of Default which is continuing, at its option, to offset balances held by it for the account of the Borrower at any of its offices against any principal of or interest on any of such Lender's Obligations of the Borrower hereunder which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Servicing Agent thereof, provided, that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any Obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in Obligations of the Borrower hereunder of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with their respective Commitment Percentage. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations hereunder of the other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of said Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

         3.       CONDITIONS OF LOANS

                  3.1 Conditions Precedent to Initial Credit Extension. The obligation of Lenders to make the initial Credit Extension is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to Lenders, the following:

                           (a)      this Agreement and  the Revolving Notes, all
duly executed by Borrower;

                           (b)      a certificate of  the Secretary of  Borrower
with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and all other Loan Documents to be executed by Borrower;

                           (c)      evidence reasonably  necessary to  confirm a
first priority perfected Lien (subject only to Permitted Liens) has been granted by Borrower in favor of Servicing Agent for the benefit of Lenders against all Collateral, including, without limitation, UCC-1 financing statements covering the Collateral and in favor of Servicing Agent on behalf of and for the benefit of Lenders and UCC-3 termination statements or assignments in favor of Servicing Agent on behalf of and for the benefit of the Lenders from each Person that has a security interest in the Collateral or any part thereof;

                           (d)      insurance certificate;

                           (e)      payment of  the fees  and Lenders'  Expenses
then due specified in Section 2.5 hereof;

                           (f)      Certificate  of  Foreign  Qualification  (if
applicable);

                           (g)      the Amended and Restated LIBOR Supplement;

                           (h)      an intellectual  property security agreement
covering the Intellectual Property; and

                           (i)      such other documents, and completion of such
other matters, as Lenders may reasonably deem necessary or appropriate.

                  3.2  Conditions  Precedent  to  all  Credit  Extensions.   The
obligation of Lenders to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                           (a)      timely receipt  by Servicing  Agent  of  the
Payment/Advance Form or the LIBOR rate Advance Form as provided in Section 2.1, if applicable;

                           (b)      satisfaction of  the  terms  and  conditions
contained in the LIBOR Supplement, if applicable;

                           (c)      the representations and warranties contained
in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form or the

LIBOR rate Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension; and

                           (d)     receipt by Servicing Agent of a subordination
of lien from each and every Person who leases real property to Borrower and at which location Borrower now or hereafter maintains Inventory with a value of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or greater (but in any event at Borrower's locations in Austin, Texas and King of Prussia, Pennsylvania), or evidence satisfactory to Servicing Agent and Lenders in their sole and absolute discretion of the waiver of such landlord's liens from such Person or Persons.

         The  making  of  each  Credit   Extension  shall  be  deemed  to  be  a
representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in Section 3.2(c).


         4.       CREATION OF SECURITY INTEREST

                  4.1 Grant of Security Interest. Borrower grants and pledges to Servicing Agent on behalf of and for the benefit of Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral and all proceeds thereof, in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Servicing Agent's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Servicing Agent, at the request of Servicing Agent or any Lender, all Negotiable Collateral, all financing statements and other documents that Servicing Agent or any Lender may reasonably request, in form reasonably satisfactory to Requisite Lenders, to perfect and continue perfected Servicing Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3 Right to Inspect. Subject to the provisions of Section 2.5(b), including without limitation, any limitation with respect to the number of inspections or audits prior to the occurrence and continuance of an Event of Default, any Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice (except that such prior notice shall not be required upon the occurrence and during the continuance of an Event of Default), from time to time during Borrower's usual business hours, so long as Borrower's normal business operations are not unreasonably disrupted, to inspect Borrower's Books and to make copies thereof and to check, test, audit and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral, including Borrower's Accounts.

                  4.4 Single Loan. All of the Obligations of Borrower to Servicing Agent or Lenders arising under or in connection with this Agreement, or any of the Loan Documents, shall constitute one general obligation of Borrower and shall be secured by all of the Collateral.


         5.       REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants as follows:

                  5.1 Due Organization and Qualification. Borrower and each Subsidiary of Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which failure to so qualify would not have a Material Adverse Effect.

                  5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                  5.3 No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens. Except as disclosed in the Schedule, Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business.

                  5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose Accounts are included in any Borrowing Base Certificate as an Eligible Account.

                  5.5      Merchantable  Inventory.   All  Inventory  is  in all
material respects of good and marketable quality, free from all material defects.

                  5.6 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty (30) days prior written notice to Servicing Agent do business under any name other than that specified on the signature page hereof or in the Schedule. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.7 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any

Subsidiary of Borrower before any court or administrative agency in which an adverse decision could result in damages or costs to Borrower of One Million and No/100 Dollars ($1,000,000.00) or more or have a Material Adverse Effect.

                  5.8 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary of Borrower that have been delivered by Borrower to Servicing Agent or any Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lenders or Servicing Agent on or about the Closing Date.

                  5.9 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                  5.10 Regulatory Compliance. Borrower and each Subsidiary of Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's or any of its Subsidiary's failure to comply with ERISA that is reasonably likely to result in Borrower's or any such Subsidiary's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower and each of its Subsidiaries have complied with all the provisions of the Federal Fair Labor Standards Act, the noncompliance with which would cause a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                  5.11 Environmental Condition. None of Borrower's or any of its Subsidiary's properties or assets has ever been used by Borrower or any such Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's nor any of its Subsidiary's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien, resulting in a Material Adverse Effect, arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary of Borrower; and neither Borrower nor any of its Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary of Borrower resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

                  5.12 Taxes. Borrower and each Subsidiary of Borrower has filed or caused to be filed all tax returns required to be filed on a timely basis except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, and has paid, or has made adequate provision for the payment of, all taxes reflected therein in accordance with GAAP.

                  5.13   Subsidiaries.   Borrower   does  not  own  any   stock,
partnership interest or other equity securities of any Person, except for Permitted Investments.

                  5.14 Government Consents. Borrower and each Subsidiary of Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's and each such Subsidiary's business as currently conducted, the failure of which to obtain would have a Material Adverse Effect on Borrower's financial condition, operations or business.

                  5.15 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Servicing Agent or any Lender contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained in such certificates or statements not misleading, except which would not result in a Material Adverse Effect.

                  5.16 Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower's knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party other than as disclosed on the Schedule. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder and under the Intellectual Property Security Agreement of even date herewith, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby and in the Loan Documents or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Servicing Agent and Lenders of their rights and remedies hereunder.

                  5.17 No Subordinated Debt. No Subordinate Debt is outstanding hereunder, nor has any Subordinated Debt been previously approved by Required Lenders, as of the date hereof.

                  5.18 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning in and following the year 2000, of the Borrower's and its Subsidiaries' material (a) computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or any of its Subsidiaries' systems interface), the failure of which to have completed could reasonably be expected to result in a Material Adverse Effect, and the testing of all such systems and equipment as so reprogrammed, will be substantially completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing of the reasonably foreseeable consequences of year 2000 to the

Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without any Material Adverse Effect.

         6.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lenders may have any Commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain in force, to the extent consistent with prudent management of Borrower's business, all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect. Notwithstanding the foregoing, (a) Borrower may dissolve a Subsidiary of Borrower so long as the assets of the Subsidiary remain with Borrower or a wholly-owned Subsidiary of Borrower; and (b) any wholly-owned Subsidiary of Borrower may merge or consolidate with another wholly-owned Subsidiary of Borrower; and (c) any wholly-owned Subsidiary of Borrower may merge or consolidate with Borrower so long as Borrower is the surviving corporation.

                  6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary of Borrower to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary of Borrower to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Servicing Agent and each of the Lenders then holding not less than one-third of the total Commitment of the Lenders: (a) as soon as available, but in any event within twenty (20) days after the end of each month (other than the final month of Borrower's applicable fiscal year), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period (with each of such financial statements as of the end of any fiscal quarter of Borrower also being in consolidating format), in a form and certified by a Responsible Officer of Borrower; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Servicing Agent and Requisite Lenders; (c) within five (5) days of filing or sending for delivery, as applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) immediately upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Million and No/100 Dollars ($1,000,000.00) or more; (e) such budgets, sales projections, operating plans or other financial information as Servicing Agent or any Lender may reasonably request from time to time, and (f) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Servicing Agent or knowledge of an event that could reasonably be expected to materially adversely effects the value of the Intellectual Property Collateral.

         Within twenty (20) days after the last day of each month, Borrower shall deliver to Servicing Agent and each Lender then holding not less than one-third of the total Commitments of the Lenders a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable and, with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

                  6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects other than those which would not result in a Material Adverse Effect or for which adequate reserves have been provided for in accordance with GAAP. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower so long as in accordance with GAAP. Borrower shall promptly notify Servicing Agent of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim, together with all other such outstanding returns, recoveries, disputes or claims, involves more than One Million and No/100 Dollars ($1,000,000.00) in the aggregate; provided, however, that such One Million and No/100 Dollars ($1,000,000.00) threshold amount shall be automatically reduced by the amount of any such outstanding returns, recoveries, disputes or claims for which no dollar for dollar GAAP reserves have been established by Borrower.

                  6.5 Taxes. Borrower shall make, and shall cause each Subsidiary of Borrower to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Servicing Agent, on demand if an Event of Default has occurred and is continuing, appropriate certificates attesting to the payment or deposit thereof (provided that Borrower shall confirm such payment in connection with any compliance certificates regularly submitted hereunder); and Borrower will make, and will cause each Subsidiary of Borrower to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request if an Event of Default has occurred and is continuing, furnish Servicing Agent with proof satisfactory to Servicing Agent and Lenders indicating that Borrower and Subsidiary of Borrower has made such payments or deposits; provided that Borrower or a Subsidiary of Borrower need not make any payment if the amount or validity of such payment does not result in a Material Adverse Effect or is (i) contested in good faith by appropriate proceedings and (ii) is reserved against (to the extent required by GAAP) by Borrower.

                  6.6      Insurance.

                           (a)      Borrower, at  its expense,  shall  keep  the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                           (b) All such  policies of insurance  shall be in such
form, with such companies, and in such amounts as are reasonably satisfactory to Servicing Agent and Requisite Lenders. All such policies of insurance shall contain a lenders loss payable endorsement, in a form satisfactory to Servicing Agent and Requisite Lenders, showing Servicing Agent as an additional loss payee thereof and all liability insurance policies shall specify that the insurer must give at least fifteen (15) days notice to Servicing Agent before canceling its policy for any reason. At Servicing Agent's or Requisite Lenders' request, Borrower shall deliver to Servicing Agent and each Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Servicing Agent and Requisite Lenders, be applied on account of the Obligations, unless the proceeds are payable for any damage or loss other than to Inventory, in which case, such proceeds shall be applied to replace such damaged or lost Inventory prior to the occurrence and continuance of an Event of Default or applied against the Obligations after the occurrence and during the continuance of an Event of Default.

                  6.7 Quick Ratio. Borrower shall maintain, as of the last day of the fiscal quarter ending April 30, 1999 and the fiscal quarter ending July 31, 1999, a ratio of Quick Assets to Current Liabilities, less the then current portion of deferred maintenance revenue, of at least 1.30 to 1.0. Borrower shall maintain, as of the last day of the fiscal quarter ending October 31, 1999, a ratio of Quick Assets to Current Liabilities, less the then current portion of deferred maintenance revenue, of at least 1.40 to 1.0. Commencing with the fiscal quarter ending January 31, 2000 and for each fiscal quarter thereafter, Borrower shall maintain a ratio of Quick Assets to Current Liabilities, less the then current portion of deferred maintenance revenue, of at least 1.50 to 1.0. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities less the then current portion of deferred maintenance revenue of at least 1.0 to 1.0. The ratio calculation required by this paragraph shall be calculated for Borrower and its Subsidiaries on a consolidated basis.

                  6.8 Debt-Tangible Net Worth Ratio. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities, less deferred maintenance revenue, to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0. The ratio calculation required by this paragraph shall be calculated for Borrower and its Subsidiaries on a consolidated basis.

                  6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Forty-Eight Million and No/100 Dollars ($48,000,000.00), plus fifty percent (50%) of all year-to-date Net Income (without regard to net losses), through the last day of the applicable fiscal quarter. Notwithstanding Borrower's Net
Income, Borrower shall maintain a Tangible Net Worth of not less than Fifty Million and No/100

Dollars ($50,000,000.00) by July 31, 2000. The Tangible Net Worth calculation required by this paragraph shall be determined for Borrower and its Subsidiaries on a consolidated basis.

                  6.10 Profitability. Borrower shall have a positive Net Income for each completed fiscal quarter; provided, Borrower may have (i) an aggregate loss for the quarter ending April 30, 1999 not exceeding Five Million Three Hundred Thousand and No/100 Dollars ($5,300,000.00) and (ii) a quarterly loss for the following fiscal quarters not exceeding the following amounts for the corresponding quarter:

              Quarter Ending                              Maximum Quarterly Loss
              --------------                              ----------------------
              April 30, 1999                                    $1,500,000.00
              July 31, 1999                                     $1,000,000.00
              October 31, 1999                                  $   300,000.00

For purposes of calculating the One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) loss allowed under subparagraph (ii) for Borrower's fiscal quarter ending April 30, 1999 only, the calculation of Net Income shall not include any costs or expenses of any kind or nature incurred in connection with the acquisition by Borrower of substantially all of the assets of Vosaic, L.L.C. The Net Income calculation required by this Section 6.10 shall be calculated for Borrower and its Subsidiaries on a consolidated basis.

                  6.11     Registration of Intellectual Property Rights.

                           (a)       Within thirty (30) days of the date of this
Agreement, Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B, C and D to the Intellectual Property Security Agreement delivered to Servicing Agent by Borrower in connection with this Agreement. To the extent commercially reasonable and consistent with Borrower's past practices, Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional, material intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B, C and D.

                           (b)      Borrower  shall  execute  and  deliver  such
additional instruments and documents from time to time as Servicing Agent or Requisite Lenders shall reasonably request to perfect Servicing Agent's security interest in the Intellectual Property Collateral.

                           (c)      Borrower shall  (i) use commercially reason-
able efforts to protect, defend and maintain the validity and enforceability of the material Trademarks, Patents, Copyrights, and Mask Works, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Servicing Agent and each Lender in writing of material infringements detected and (iii) not allow any material Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Servicing Agent and Requisite Lenders, which shall not be unreasonably withheld, unless

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



Servicing Agent or Requisite Lenders determines that reasonable business practices suggest that abandonment is appropriate.

                           (d)      Servicing Agent  or Requisite  Lenders shall
have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.11 to take but which Borrower fails to take, after fifteen (15) days notice to Borrower. Borrower shall reimburse and indemnify Servicing Agent and each Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.11.

                  6.12 Lockbox Account. Borrower shall immediately establish a lockbox account ("Lockbox Account") with a Lender or another entity selected by Servicing Agent and each Lender in their reasonable discretion for the payment of Borrower's Accounts, including, without limitation, directing all account debtors of Borrower to deposit payments due to Borrower into the Lockbox Account. Borrower shall deposit into the Lockbox Account any Account proceeds which Borrower receives through any other means; provided, however, that prior to the occurrence and continuance of an Event of Default, Borrower shall not be required to deposit into the Lockbox Account any payments received by Borrower if the aggregate amount of such payments received during any Business Day does not exceed Ten Thousand and No/100 Dollars ($10,000.00). Upon request of Servicing Agent or any Lender, Borrower shall furnish such party with (a) satisfactory evidence that Borrower has notified and directed all of its account debtors to make payments of Borrower's Accounts to the Lockbox Account and (b) a list of all of Borrower's account debtors and their respective current addresses.

                  6.13 ERISA. At all times Borrower shall: (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standard requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction," as such term is defined in Section 4975 of the IRC in connection with any Plan, that could reasonably be expected to result in the imposition of material damages or a material excise tax on the Borrower or any Subsidiary thereof, furnish the Servicing Agent a statement executed by a Responsible Officer of the Borrower or such Subsidiary setting forth the details thereof and the action which the Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto; (c) notify the Servicing Agent promptly upon receipt by the Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may reasonably be expected to result in the termination of any Plan by the PBGC and furnish the Servicing Agent with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Servicing Agent with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Servicing Agent requests such report; (f) furnish the Servicing Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the IRC promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under
Section 302 of ERISA or Section 412 of the IRC or within 10 days of a failure to make any such required contributions when due furnish the Servicing Agent with written notice of such failure.

                  6.14 Year 2000 Compliance. Borrower shall complete and furnish such reasonable questionnaires and submit to any additional due diligence reasonably required by the Servicing Agent or any Lender in order to confirm that the representations and warranties set forth in Section 5.18 hereof are true and correct in all material respects.

                  6.15 Notice of Events. Borrower shall notify the Servicing Agent and each Lender immediately upon acquiring knowledge of the occurrence of, or if the Borrower or any of its Subsidiaries causes or intends to cause, as the case may be, any of the following: (a) the institution of any lawsuit, administrative proceeding or investigation affecting the Borrower or any of its Subsidiaries, including without limitation, any audit by the Internal Revenue Service, the adverse determination under which could reasonably be expected to have a Material Adverse Effect; (b) any development or change in the business or affairs of the Borrower or any of its Subsidiaries' which has had or which is reasonably likely to have a Material Adverse Effect; (c) any Event of Default, together with a detailed statement by a Responsible Officer on behalf of the Borrower of the steps being taken to cure such Event of Default; (d) the occurrence of any default by the Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party, which default could reasonably be expected to have a Material Adverse Effect; and (e) any violation by, or investigation of any Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any legal requirement imposed by the Environmental Protection Agency, the Occupational Safety Hazard Administration or any other Governmental Authority which has or is reasonably likely to have a Material Adverse Effect.

                  6.16 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Servicing Agent or any Lender to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Lenders may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

                  7.1 Dispositions. Convey, sell, lease, transfer, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including without limitation, stock held in any Subsidiary), other than
Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iv) of worn-out or obsolete Equipment; (v) of excess Equipment, if sold for the greater of book or market value, so long as the aggregate amount of such excess Equipment sold in any fiscal year does not exceed Five Hundred Thousand and No/100 Dollars ($500,000.00); (vi) of interests in that agreement entitled "Wild Basin Net Proceeds Agreement" dated March 11, 1998 and that agreement entitled "Waterford: Memorandum of Net Profits Agreement" dated June 15, 1994; (vii) any capital stock held by Borrower in Accord Video Telecommunications Ltd., if sold for not less than its book value; and (viii) the factoring or sale by any of Borrower's Subsidiaries whose principal place of business is located outside the United States of such Subsidiary's accounts arising out of the sale or lease of goods. Notwithstanding the foregoing, Borrower may enter into one or more sale leaseback transactions so long as no Event of Default exists or would exist after giving effect to such action and so long as the total fair market value or book value, whichever is greater, of the assets so Transferred, together with other capital leases incurred after the date hereof, does not exceed the amount of capital lease obligations permitted under the definition of "Permitted Indebtedness".

                  7.2 Changes in Business, Ownership, Management, or Chief Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by
Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without at least thirty (30) days prior written notification to Servicing Agent, relocate its chief executive office or add or relocate any business location where Borrower maintains Inventory with a value equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

                  7.3 Mergers or Acquisitions. Except for Borrower's acquisition of substantially all of the assets of Vosaic, L.L.C. (such acquisition hereby being consented to by the Servicing Agent and the Lenders), merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person if (i) an Event of Default has occurred and is continuing or would exist after giving effect to such action or (ii) in connection with such action, the total Indebtedness incurred by Borrower (limited to assumption by Borrower of accounts payable of the acquired party) and cash paid by Borrower in connection with all such action after the date of this Agreement totals more than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) or (iii) such action dilutes what would have been Borrower's earnings for the fiscal quarter in which such action occurs, if not for such action.

                  7.4 Indebtedness. Subject to Section 7.3, create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary of Borrower so to do, other than Permitted Indebtedness.

                  7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of the Collateral, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock of Borrower.

                  7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction (exclusive of any employment arrangements with the officers of Borrower and exclusive of any of Borrower's benefit or compensation programs for officers and directors) with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                  7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except to the extent such payment is allowed under any Subordination Agreement entered into with Servicing Agent and Lenders covering such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt if such amendment would adversely affect the interests of Lenders.

                  7.10 Inventory. Store any Inventory with a bailee, warehouseman, or similar party unless Servicing Agent has received a pledge of any warehouse receipt covering such Inventory and a subordination or waiver of any warehouseman's or other similar Lien held by such party against the applicable Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Servicing Agent and Lenders may approve in writing, Borrower shall keep the Inventory only at the locations set forth in the Schedule and such other locations of which Borrower gives Servicing Agent and Lenders prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Servicing Agent's security interest.

                  7.11 Compliance. Become an "investment company" or a company controlled by an "investment company", within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Servicing Agent's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

                  7.12 Intellectual Property Agreement. Permit the inclusion in any material contract to which it becomes a party of any provisions that could reasonably be expected to in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the
definition  of  the  Intellectual   Property   Collateral  acquired  under  such
contracts.

                  7.13 Foreign Assets. Permit the aggregate assets of Borrower at any time not located within the United States, including without limitation, all Investments by Borrower in any of its Subsidiaries who does not have its principal place of business in the United States, to exceed fifteen percent (15%) of Borrower's total assets as of the date of such determination.

                  7.14     ERISA Compliance.

                           (a)      At any time engage in any "prohibited trans-
action" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any property of the Borrower or any of its Subsidiaries pursuant to ERISA.

                           (b)      Engage in any transaction in connection with
which the Borrower or any Subsidiary thereof could reasonably be expected to be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of
Section 4975 of the IRC.

                           (c)      Terminate  any  Plan  in  a "distress termi-
nation" under Section 4041 of ERISA, or take any other action which could reasonably be expected to result in a material liability of the Borrower or any Subsidiary thereof to the PBGC.

                           (d)      Fail to make payment when due of all amounts
which, under the provisions of any Plan, the Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the IRC), whether or not waived, with respect thereto.

                           (e)      Adopt an amendment to any Plan requiring the
provision of security under Section 307 of ERISA or Section 401(a)(29) of the IRC.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 Payment Default. If Borrower fails to pay, within five (5) calendar days of when due, any of the Obligations.

                  8.2      Covenant Default.

                           (a)      If Borrower fails to  perform any obligation
under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement; provided however, Borrower shall have the following specific grace periods: (i) with respect to Form 10-Q reports to be provided under Section 6.3 above, five (5) days grace, (ii) with respect to Form 10-K reports to be provided under Section 6.3 above, fifteen
(15) days grace, and (iii) with respect to proof of insurance or insurance policies required to be provided under Section 6.6 above, fifteen (15) days grace, or

                           (b)      If Borrower  fails or  neglects to  perform,
keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower, Lenders and Servicing Agent related to this Agreement and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after the occurrence thereof (provided that no Credit Extensions will be required to be made during such cure period).

                  8.3 Material Adverse Change. If there (i) occurs a Material Adverse Effect, or (ii) is a material impairment of the value or priority of Servicing Agent's security interest in the Collateral.

                  8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period).

                  8.5 Insolvency. If an Insolvency Proceeding is commenced by Borrower or if an Insolvency Proceeding is commenced against Borrower (in either case, an "Insolvency Default") and such Insolvency Proceeding commenced against Borrower is not dismissed or stayed within forty-five (45) days (provided that no Advances or Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding).

                  8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million and No/100 Dollars ($1,000,000) or that could have a Material Adverse Effect.

                  8.7 Subordinated Debt. Borrower or any Subsidiary makes any payment in respect of Subordinated Debt, except as permitted by Section 7.9 above.

                  8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million and No/100 Dollars ($1,000,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgments, and if the aggregate amount of such unsatisfied, but stayed judgments ever exceeds Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, then no Credit Extensions will be made unless and until the aggregate amount of such unsatisfied, but stayed judgments are reduced to Two Million and No/100 Dollars ($2,000,000.00) or less).

                  8.9 Misrepresentations. If any material misrepresenta-tion or material misstatement exists now or hereafter in any warranty, representation, statement or report set forth herein or made to Servicing Agent or any Lender by Borrower or any officer or director of Borrower pursuant to this Agreement.

                  8.10 ERISA. Any of the following shall occur: (1) a Reportable Event shall have occurred with respect to a Plan; (2) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan in a "distressed termination" under the provisions of Section 4041 of ERISA; (3) the receipt of notice by the Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (4) and other event or condition exists which might, in the opinion of the Servicing Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (5) a Plan shall fail to maintain a minimum funding standard required by
Section 412 of the IRC for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the IRC; (6) the Borrower or any ERISA Affiliate has incurred, or is reasonably likely to incur, a liability under the provisions of Section 4062, 4036, 4046 or 4201 of ERISA; (7) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the IRC; or (8) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other agreement entered into by the Borrower or any ERISA Affiliate.

         9.       SERVICING AGENT'S AND LENDERS' RIGHTS AND REMEDIES

                  9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent may, at its election, or shall, upon request of Requisite Lenders, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)     Declare all Obligations, whether evidenced by
this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Servicing Agent or Lenders);

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement or under any other agreement between or among Borrower or Servicing Agent or any Lender;

                           (c)      With the continuation of an Event of Default
for sixty (60) days or more, settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Servicing Agent, with the approval of Requisite Lenders, reasonably considers advisable;

                           (d)      Without notice  to or  demand upon Borrower,
make such payments and do such acts as Servicing Agent or Requisite Lenders in good faith consider necessary or reasonable to protect Servicing Agent's security interest in the Collateral. Borrower agrees to assemble the Collateral if Servicing Agent or Requisite Lenders so require, and to make the Collateral available to Servicing Agent as Servicing Agent or Requisite Lenders may designate. Borrower authorizes Servicing Agent, on behalf of each Lender, to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in the Requisite Lenders' reasonable determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Servicing Agent, on behalf of and for the benefit of Lenders, a license to enter such premises and to occupy the same, without charge, in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity or otherwise;

                           (e)     Without notice to Borrower, set off and apply
to the Obligations any and all (i) balances and deposits of Borrower held by any Lender or Servicing Agent, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower owed or owing by any Lender or Servicing Agent;

                           (f)     Ship, reclaim,  recover, store, finish, main-
tain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Servicing Agent is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Servicing Agent's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Servicing Agent's benefit;

                           (g)      Sell the  Collateral at  either a  public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Servicing Agent determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                           (h)      Servicing Agent,  on behalf  of all Lenders,
may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                           (i)      Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Servicing Agent on behalf of and for the benefit of Lenders (and any of Servicing Agent's designated officers, or employees) as Borrower's true and lawful attorney to: (a) endorse Borrower's name on any checks or other forms of payment or security that may come into Servicing Agent's or Lenders' possession relating to the Collateral or any part thereof; (b) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (c) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance relating to the Collateral or any part thereof; (d) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Servicing Agent or Lenders determines to be reasonable; (e) modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Servicing Agent, without first obtaining Borrower's approval of or signature to such modification, for the sole purpose of amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Borrower after the execution hereof or deleting any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (f) transfer the Intellectual Property Collateral into the name of Servicing Agent or a third party to the extent permitted under the Code; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and provided Servicing Agent may exercise such power of attorney to sign the name of Borrower on any of the documents described in
Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Servicing Agent as Borrower's attorney in fact, and each and every one of Servicing Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lenders' obligation to provide Credit Extensions hereunder is terminated.

                  9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Servicing Agent may notify any Person owing funds to Borrower of Servicing Agent's security interest in such funds. Borrower shall collect all amounts owing to Borrower on behalf of Servicing Agent, receive in trust all payments as Servicing Agent's and Lenders' trustee, and if required by Section 6.12, immediately deliver such payments to Servicing Agent in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 Lenders' Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Servicing Agent or Requisite Lenders may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Servicing Agent or Requisite Lenders deems necessary to protect Lenders from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as such Lender deems prudent. Any amounts so paid or deposited by Servicing Agent or any Lender shall constitute Lenders' Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by any Lender or Servicing Agent shall not constitute an agreement by such Lender or Servicing Agent to make similar payments in the future or a waiver by such Lender or Servicing Agent of any Event of Default under this Agreement.

                  9.5 Lenders' Liability for Collateral. So long as Lenders comply with reasonable banking practices, no Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever other than such losses, costs, expenses or liabilities based upon or arising out of the gross negligence or willful misconduct of the Servicing Agent or such Lender. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.6 Remedies Cumulative. Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lenders shall have all other rights and remedies, not expressly set forth herein, and as provided under the Code, by law, or in equity. No exercise by Lenders of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lenders shall constitute a waiver, election, or acquiescence by it. No waiver by Lenders shall be effective unless made in a written document signed by all Lenders and Servicing Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intent to accelerate, notice of acceleration, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lenders or Servicing Agent on which Borrower may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to Borrower or Lenders or Servicing Agent, as the case may be, at its addresses set forth below:

         If to Borrower:         VTEL Corporation
                                 108 Wild Basin Road
                                 Austin, Texas  78746
                                 Attn: Ms. Dianne Johnson, Treasurer
                                 Fax:  512/437-2718

         If to Servicing Agent:  Silicon Valley Bank
                                 9020 Capital of Texas Highway North
                                 Building 1, Suite 350
                                 Austin, Texas 78759
                                 Attn: Mr. J. Doug Mangum, Senior Vice President
                                 Fax: 512/794-0855

         If to SVB:              Silicon Valley Bank
                                 9020 Capital of Texas Highway North
                                 Building 1, Suite 350
                                 Austin, Texas 78759
                                 Attn: Mr. J. Doug Mangum, Senior Vice President
                                 Fax: 512/794-0855

         If to Comerica:         Comerica Bank-Texas
                                 1601 Elm Street
                                 Dallas, Texas 75201

                                 P.O. Box 650282
                                 Dallas, Texas 75265-0282
                                 Attn: Mr. Gary Orr, Chief Credit Officer

         with a copy to:         Comerica Bank-Texas
                                 804 Congress Ave., Suite 320
                                 Austin, Texas  78701
                                 Attn: Ms. Robin Ingari, Senior Vice President
                                 Fax:  512/251-7417

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. NOTICES TO ONE LENDER SHALL NOT BE DEEMED NOTICE TO ANY OTHER LENDER.

         11.      CHOICE OF LAW AND VENUE

                  THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW AS IF PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS BY TEXAS RESIDENTS. EACH OF BORROWER, SERVICING AGENT AND LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF TRAVIS, STATE OF TEXAS.

         12.      PARTICIPATION

                  12.1 Participation Interest. Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrower ("Participant") participating interests in any Credit Extensions, the Commitment of such Lender and the other interests of such Lender ("Original Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Original Lender's obligations under this Agreement shall remain unchanged, (ii) the Original Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower shall continue to deal solely and directly with the Original Lender in connection with the Original Lender's rights and obligations under the Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document.

                  12.2 No Obligation. Neither Lender shall have any obligation, implied or express, to assign, delegate, sell, offer to sell, purchase, offer to purchase or otherwise transfer in any way to any other party hereunder or any third party any participating interest hereunder or any or all of the Advances, the Commitments or the other rights and obligations of such Lender hereunder.

13.      THE SERVICING AGENT

                  13.1     Appointment, Powers and Immunities.

                           13.1.1   Each Lender hereby appoints SVB as Servicing
Agent hereunder and under the other Loan Documents and each Lender hereby irrevocably authorizes Servicing Agent to act hereunder and thereunder as Servicing Agent of such Lender. Servicing Agent agrees to act as such upon the express conditions contained in this Section 13. In performing its functions and duties under this Agreement and under the other Loan Documents, Servicing Agent shall act solely as Servicing Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower.

                           13.1.2   Each Lender irrevocably authorizes Servicing
Agent to take such actions on such Lender's behalf and to exercise such powers hereunder as are specifically delegated to Servicing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Servicing Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties hereunder on behalf of Lenders, Servicing Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Servicing Agent to any Lender or by or on behalf of Borrower to Servicing Agent or any Lender, or be required to ascertain or inquire as to the performance or observances of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Advances of amounts drawn under the Letters of Credit. Servicing Agent shall not be responsible for insuring the Collateral or for the payment of any taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Servicing Agent enters into possession of a part or all of the Collateral, in which event Servicing Agent shall preserve the part in its possession. Unless the officers of Servicing Agent acting in their capacity as officers of Servicing Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by Lenders, Servicing Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default. Neither Servicing Agent nor any of its officers, directors, employees, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Servicing Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Servicing Agent to perform any act or exercise any right or power if such performance or exercise (i) would subject Servicing Agent to a tax in a jurisdiction where it is not then subject to a tax or (ii) would require Servicing Agent to qualify to do business in any jurisdiction where it presently is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Servicing Agent as a result of Servicing Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Unless otherwise directed by the Requisite Lenders under Section 9.1 or any other applicable provision of this Agreement, Servicing Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained written instructions of any Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Servicing Agent in its individual capacity.

                  13.2 Representations and Warranties: No Responsibility for Inspection. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Advances and issuance of the Letters of Credit hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Servicing Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information (other than information obtained under the provisions of this Agreement which Servicing Agent shall make available to each Lender upon request by such Lender) with respect thereto whether coming into its possession before the date hereof or any times or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders. With respect to its participation in the Advances and the Letters of Credit hereunder, Servicing Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall unless the context clearly indicates otherwise include Servicing Agent in its individual capacity. Servicing Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower as if it were not Servicing Agent.

                  13.3     Reliance by Servicing Agent.

                           13.3.1   Servicing Agent may consult, and any opinion
or legal advice of such counsel who are not employees of Servicing Agent or Borrower or any Affiliate of Borrower shall be full and complete authorization and protection in respect of any action taken or suffered by Servicing Agent hereunder or under any other Loan Documents in accordance therewith. Servicing Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

                           13.3.2   Servicing Agent may rely, and shall be fully
protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Servicing Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Servicing Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.

                           13.3.3   Except as specifically  provided for herein,
Servicing Agent shall not be under any obligation to exercise any of the rights or powers granted to Servicing Agent by this Agreement and the other Loan Documents at the request or direction of any Lender unless Servicing

Agent shall have been provided by such Lender adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

                  13.4 Delegation of Duties. Servicing Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys-in-fact. Servicing Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. Servicing Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct on the part of Servicing Agent.

                  13.5 Right to Indemnity. EACH OF LENDERS SEVERALLY, BUT NOT JOINTLY, AGREES (A) TO INDEMNIFY AND HOLD SERVICING AGENT (AND ANY PERSON ACTING ON BEHALF OF SERVICING AGENT) HARMLESS FROM AND AGAINST AND (B) PROMPTLY ON RECEIPT BY EACH LENDER OF SERVICING AGENT'S STATEMENT, TO REIMBURSE SERVICING AGENT, ACCORDING TO SUCH LENDER'S PRO RATA SHARE OF THE AGGREGATE COMMITMENTS, TO THE EXTENT SERVICING AGENT SHALL NOT OTHERWISE HAVE BEEN REIMBURSED BY BORROWER ON ACCOUNT OF AND FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, THE FEES AND DISBURSEMENTS OF COUNSEL AND OTHER ADVISORS) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WITH RESPECT TO SERVICING AGENT'S PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO SERVICING AGENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM SERVICING AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SUCH REIMBURSEMENT SHALL NOT IN ANY RESPECT RELEASE BORROWER FROM ANY LIABILITY OR OBLIGATION. IF ANY INDEMNITY FURNISHED TO SERVICING AGENT FOR ANY PURPOSE SHALL, IN THE OPINION OF SERVICING AGENT, BE INSUFFICIENT OR BECOME IMPAIRED, SERVICING AGENT MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED.

                  13.6     Resignation  and  Appointment  of Successor Servicing
Agent.

                           (a)      Servicing Agent  may resign  at any  time by
giving thirty (30) days prior written notice thereof to Lenders and Borrower: provided, however, that the retiring Servicing Agent shall continue to serve until a successor Servicing Agent shall have been selected and approved pursuant to this Section 13.6. Upon any such notice, Servicing Agent shall have the right to appoint a successor Servicing Agent; provided, however, that if such successor shall not be a Lender under this Agreement, such appointment shall be subject to the consent of Requisite Lenders. At any time other than during the existence of an Event of Default, in each case, such appointment shall be subject to the prior consent of Borrower (such consent to not be unreasonably withheld, delayed or conditioned).

                           (b)      Servicing Agent agrees at all times to abide
by the terms and conditions of this Agreement and at all times to maintain the minimum regulatory capital requirements, as set by the Federal Reserve Board, for an adequately capitalized depository institution, and Servicing Agent undertakes and agrees to notify each Lender promptly of any failure by Servicing Agent to maintain such minimum regulatory capital requirements. If Servicing Agent ever defaults in the performance of its duties and obligations under this Agreement and such default remains uncured and continues for more than thirty (30) days after written notice of such default is given to Servicing Agent by any Lender, or if Servicing Agent ever allows its regulatory capital requirements to fall below the minimum regulatory capital requirements for an adequately capitalized depository institution, any Lender which is not also acting as the Servicing Agent hereunder may remove such Servicing Agent from acting as Servicing Agent hereunder and appoint a successor Servicing Agent (which may be the Lender so removing the Servicing Agent) by delivering written notice thereof to the Borrower, the Servicing Agent being removed hereunder and any other Lenders, if any; provided, however, that if such successor Servicing Agent shall not be a Lender hereunder, such appointment shall be subject to the prior approval of Borrower (such consent to not be unreasonably withheld, conditioned or delayed), so long as no Event of Default is then occurring hereunder.

                           (c)      Upon the acceptance of any appointment as an
Servicing  Agent  hereunder  by a  successor  Servicing  Agent,  such  successor
Servicing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Servicing Agent, and the retiring or removed Servicing Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Servicing Agent's resignation or removal hereunder as Servicing Agent, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicing Agent under this Agreement.

                  13.7 Conflicts. SVB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as merchant banker in any transaction for, and generally engage in any kind of business with, Borrower and any person who may do business with or own securities of Borrower, all as if SVB were not Servicing Agent and without any duty to account therefor to Lenders or to disclose to Lenders confidential information which SVB may receive from Borrower in connection with such other activity or business.

                  13.8 No  Obligations  of Borrower.  Nothing  contained in this
Section 13 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Servicing Agent of its obligations to Lenders under any provision of this Agreement, and Borrower shall have no liability to Servicing Agent or any Lender in respect of any failure by Servicing Agent or any Lender to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to Servicing Agent for the account of Lenders, Borrower's obligations to Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to Servicing Agent in the manner provided by this Agreement.

                  13.9 Amendments in Writing; Integration. This Agreement cannot be amended or terminated nor may any provision be waived except by a writing signed by the Requisite Lenders, Servicing Agent and Borrower. Any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

         As between Borrower, on the one hand, the Lenders and Servicing Agent on the other hand, all prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         14.      GENERAL PROVISIONS

                  14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in each Lender's sole discretion.

                  14.2 INDEMNIFICATION. BORROWER SHALL, INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS SERVICING AGENT AND EACH LENDER AND EACH'S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS AGAINST: (A) ALL OBLIGATIONS, DEMANDS, CLAIMS, AND LIABILITIES CLAIMED OR ASSERTED BY ANY OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; AND (B) ALL LOSSES OR LENDER'S EXPENSES INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES AND EXPENSES, IN ANY WAY SUFFERED, INCURRED, OR PAID BY SERVICING AGENT OR ANY LENDER AS A RESULT OF OR IN ANY WAY ARISING OUT OF, FOLLOWING, OR CONSEQUENTIAL TO TRANSACTIONS BY AND AMONG LENDERS, SERVICING AGENT AND BORROWER WHETHER UNDER THE LOAN DOCUMENTS, OR OTHERWISE INCLUDING ANY LENDER'S OR SERVICING AGENT'S NEGLIGENCE BUT EXCLUDING LOSSES CAUSED BY SERVICING AGENT OR ANY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and this Agreement shall be construed as if such invalid, void or unenforceable provision had never been contained herein.

                  14.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  14.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lenders and Servicing Agent with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders or Servicing Agent have run.


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                  14.7 Confidentiality. In handling any confidential information of Borrower, Servicing Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to the Subsidiaries or Affiliates of Servicing Agent and each Lender in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Servicing Agent or any Lender, and (v) as Servicing Agent or any Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Servicing Agent or any Lender when disclosed to Servicing Agent or such Lender, provided Servicing Agent or such Lender does not have actual knowledge that such third party is prohibited from disclosing such information, or becomes part of the public domain after disclosure to Servicing Agent or any Lender through no fault of Servicing Agent or such Lender; or (b) is disclosed to Servicing Agent or any Lender by a third party, provided Servicing Agent or such Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

                  14.8 WAIVER OF JURY TRIAL. SERVICING AGENT, LENDERS AND BORROWER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                  14.9 NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 VTEL CORPORATION


                                 By:    /s/ Dianne Johnson
                                        ----------------------------------------
                                        Dianne Johnson, Treasurer



                                 SILICON VALLEY BANK,
                                 AS SERVICING AGENT AND AS A LENDER


                                 By:    /s/ J. Douglas Mangum
                                        ----------------------------------------
                                        J. Douglas Mangum, Senior Vice President



                                 COMERICA BANK-TEXAS


                                 By:    /s/ Robin A. Ingari
                                        ----------------------------------------
                                        Robin A. Ingari, Senior Vice President



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